EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
EASY VOTING OPTIONS:
VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours
VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours
VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope
VOTE IN PERSON
Attend Shareholder Meeting
4550 Montgomery Avenue,
Suite 1000N
Bethesda, MD 20814
on April 17, 2015

Please detach at perforation before mailing.
PROXY     CALVERT VARIABLE PRODUCTS, INC. PROXY
SPECIAL MEETING OF SHAREHOLDERS to be held April 17, 2015
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned, revoking previous proxies, hereby appoint(s) William M. Tartikoff, Esq., Ivy Wafford Duke, Esq., Lancelot A. King, Esq. and Andrew K. Niebler, Esq. and each of them separately, true and lawful attorneys with full power of substitution of each, and hereby authorizes them to represent and to vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of Calvert Government Fund, a series of The Calvert Fund, to be held in the Tenth Floor Conference Room of Calvert Investments, Inc., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Friday, April 17, 2015, at 9:00 a.m. Eastern Time, and at any adjournment thereof (the “Meeting”) as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Meeting.
Receipt of the Notice of Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. IF NO SPECIFICATIONS ARE MADE FOR THIS PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.
VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503
Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date CAL_XXXXX_XXXXX
PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for
The Calvert Fund Shareholder Meeting to Be Held on April 17, 2015.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/cal-XXXXX

Please detach at perforation before mailing.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal:
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:
FOR AGAINST ABSTAIN

1.
To approve the Agreement and Plan of Reorganization (the “Reorganization Plan”), providing for the transfer of all the assets of the Calvert Government Fund to the Calvert Short Duration Income Fund, each a series of The Calvert Fund, in exchange for Class A, Class C and Class I shares of the Calvert Short Duration Income Fund. The Reorganization Plan also provides for distribution of these shares of the Calvert Short Duration Income Fund to the holders of the corresponding class of shares of Calvert Government Fund in liquidation and subsequent termination of the Calvert Government Fund.

2.    To consider and act upon any other business that may properly come before the Meeting.
PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
CAL_XXXXX_XXXXX